Exhibit 99.2

Q3 FY2017 EARNINGS CALL SCRIPT

Please find following a summary of our operational results for this past quarter, Q3 FY2017. The purpose of these notes is to add more detail to the standard press release that we issue each quarter. We intend to dedicate the Earnings Call time to answering any specific questions that folks have on our results or performance year-to-date.

OVERALL

Revenue fell by 6.4% for this quarter and 6.3% fiscal year-to-date. This is not surprising as our loans outstanding are lower than in the past due to the shrinkage in accounts the company has experienced over the last couple of years (thus affecting revenue).

Although revenue was down $8.9MM in Q3 FY2017 compared to Q3 FY2016, net income only decreased by $5.1MM over the same period. For net income, this equates to 34.6% for the quarter (a high percentage as this is traditionally our lowest income quarter) and 27.5% for the fiscal nine months. Our net income was impacted by both the decrease in revenue, and a significant increase in the provision due to increased chargeoffs. The increase in chargeoffs (excluding the impact of the sale last year) of $2.3MM was largely offset by the savings in G&A as discussed in more detail below.

Our operating statistics in terms of growth and quality of accounts for Q3 FY2017 showed a solid improvement over the same quarter a year ago. For Q3 FY2017, we were able to increase the number of new and returning customers that we added to our base compared to the same quarter a year ago. We consider this a very positive sign towards the future growth potential of the company. Furthermore, we have improved new borrower and former borrower solicitation and credit quality consistently and have a solid plan for continued improvement in FY2018.

While our delinquencies and chargeoffs have risen, we believe that the rising average credit scores of our customer base should bring these closer to historic levels going forward.

We continue to be pleased with our decision to end field calls. The rise in the dollar value of chargeoffs is also only marginally above the cost savings we have experienced through the elimination of field calls. We believe the resulting reduction in personnel and mileage expenses, combined with a more cohesive office and the ability for great salespeople to be promoted to branch manager without a required stage in collecting first will increase the strength of our employee base and improve branch performance.

LOAN PORTFOLIO PERFORMANCE

Account performance

We believe that the number of unique customers that we have is a critical measure of future growth (as long as underwriting criteria has not deteriorated) as this number directly leads to:

  Growth in ledger, as these customers improve their credit quality and so are able to take out larger loans
  Increase in referrals, through the suggested contacts of this customer base of friends and family who can benefit from our products, as referrals is an important source of new customers for our business
  Growth in products and services as we can offer additional products (such as our tax prep services) to a larger customer base

While our total number of unique customers at 799,000 as of December 31st is 47,000 below our peak of around 846,000 at that same date two years earlier, the number of unique customers we added this quarter was more than 60% higher than in Q3 FY2016. We are very pleased to see that our growth in new and former borrowers in the latest quarter has been higher not just than the same quarter in FY2016, but higher than FY2014 and FY2015 as well. Year-to-date this fiscal year, we have brought in more unique customers than in any other year in the last four years, beating even 2014 levels.

Ledger performance

In Q2 FY2017, our ledger growth was only about half of what it was a year earlier and a quarter of what it was two years ago. However, in Q3, we added more in ledger than we did a year earlier, both in percent and total ledger dollars added, even though we were starting from a lower base than a year earlier. We are pleased with this result. We are continuing with our cautious lending strategy. In Q2, we hedged risk with smaller loan amounts for new customers in every credit score bucket, but especially in the riskiest buckets (the lowest credit quality). We also made substantially fewer loans to lower credit score customers. Q3 has seen a continuation of this strategy. As our new customers prove their creditworthiness over time, we can more confidently increase their qualified loan amount if they so desire it.

Of course, since our ledger began Q3 FY2017 at lower levels than a year earlier (5.8% smaller), it is not surprising that in spite of growing our ledger more this quarter than Q3 FY2016, we are still not at previous levels, and so our revenue and net income is not as high as a year ago.

Credit quality of customer base

We have continued to reduce our lending to lower credit score customers, so the average credit score of our customer base continues to rise as our current customers improve their scores and new customers that we bring in have higher scores than in the past. The average credit score for Q3 originations are up in all categories (new borrowers, former borrowers and refinancings) by up to eleven score points compared to a year ago, and are now at the highest average credit score levels that we’ve seen in the last four years.

Refinancing

Refinancing has been a particular area of focus for us. We saw a significant improvement in performance in refinancing volumes in Q3 compared to Q2. We are also retaining customers at better rates than we did a year ago – meaning the percent of our customer base that is choosing to pay off their loans before the end of their term have both declined in Q3.

While our small-loan refinancings are still not up to last year’s levels in absolute dollars, the improved strategies we put in place this quarter for our larger loan customers that take more into account their needs and behaviors, have seen our refinancing in larger loans increase to 4.5% higher (in number of accounts) than a year earlier.

Delinquencies and chargeoffs

Even as we add new and former customers at higher levels than in recent years, clearly, if our chargeoffs are higher, we are losing a higher percent of the customer base than before. It is a very high priority for us to reduce our chargeoffs. Our delinquencies and chargeoffs are still higher than historically. However, we see that our 30-day and 60-day delinquent accounts in the US have reduced from 5.6% at December 31, 2015 to 5.5% at December 31, 2016. This leads us to believe that we can expect an improvement in chargeoffs over the next few months as we have fewer delinquencies in the pipeline that could potentially become charged off if not rehabilitated. Furthermore, the higher credit scores of our current customer base than in the past, as mentioned earlier, should also have a positive effect on reducing future chargeoffs.

In order to reduce both delinquencies and net chargeoffs, we have made several strategic changes, including the installation of an Internal Recovery Unit, improved analytic tools, and a more detailed action plan for charged-off accounts to increase recoveries. Furthermore, many of the early indicators of likely creditworthy performance for our new customers in the prior two quarters look similar to or better than historic levels at 1-6 months since origination in terms of payer rates, percent of balance paid, loss rates and many other credit quality metrics that we examine.

GROWTH STRATEGIES

Live checks program

World’s live checks program launched in April and has already brought over 13,000 former borrowers back to World, some of whom had not been a customer for more than 5-10 years. We continue to test and learn in this area. In October, we launched a live check program in Texas to former borrowers. We purposefully sent these products to customers whose credit quality was higher than those to whom we offered this product compared to our past campaigns, but nevertheless the response rate that we experienced was still higher than our average for pre-approvals. Our next program launches in Q4 in all four of the states where we have completed our initial tests.

Website performance:

We had a record number of visitors to our website in Q3, with more than 75% being customers new to World. That percentage has also been increasing over the fiscal year as we improve our digital sourcing strategies. Our mobile site friendliness scores a 99/100 rating from Google’s rating system, but our speed score is low so we are working on improving this as more than three-quarters of our traffic come in through a mobile device. Our bounce rate is at lower levels than last quarter, and at the lowest levels of this fiscal year. We still believe there is plenty of room to improve our website and online application process, including optimizing channels for sourcing new customers. During Q4, we intend to continue to push our loan traffic through our digital marketing campaigns, as well as ramp up our tax preparation campaigns.

Web applications

We had a record number of web applications in Q3 of this fiscal year that being more than twice the application volume we had for the same quarter a year ago. In the month of December (our busiest month), volume was more than 88% up from December of a year ago. 90% of the loans sourced from our web applicants come from new borrowers so this is proving to be a strong channel for us in bringing brand new customers to World. We launched our new website on November 2nd and we saw an immediate uptick in traffic and conversions.

As we improve our organic search capabilities, and also by sheer virtue of having so many unique customers visiting our website, our position in search engine results listings will naturally improve and this in turn is likely to lead more customers to our website – this is the virtuous circle of the internet. In Q4, we also plan to begin promoting our tax program in the digital space for the first time in the company’s history.

Customer access channels:

64% of our customers are signed up to receive text messages. This is at the highest level in our company’s history. Texting is a timely, effective and efficient means of communicating outwards to our customers with friendly payment reminders and offers of tax prep services whether as a single marketing campaign, or in combination with printed mail.

In Q3, we have been testing Out-of-Home marketing strategies and we will use the results to improve our channel strategy.

New Branches:

As we focus this year on improving efficiency in our current branches, we are opening fewer branches than in years past. We opened only 4 new branches in Q3 FY2017. We closed 8 branches and merged those accounts into existing branches. Our branch openings this fiscal year have focused on states where our presence is newer – Indiana, Mississippi and Idaho. In Q4, as we plan out new branch locations for FY2018, we will rely on data analytics to optimize expansion into our other existing states as well.

Our total branches at 1,323 is 27 fewer than the same quarter a year earlier, but we believe that most of the truly long-term poorly-performing branches have now been closed and the accounts consolidated into other branches, so we expect fewer closures going forward.

United Motor Club:

While this is a small percent of our total business, contributing $2.5 million in revenue in FY2016, it is a valuable additional product to offer our customer base. We changed our operating system to make it easier for our branch personnel to offer UMC appropriately to our customers and, as a result, have seen revenues in Q3 increase 14.3% versus the same quarter a year ago.

OTHER PERFORMANCE DETAILS

Personnel Expense:

Overall personnel expenses decreased $0.5MM or 1.2% in Q3 compared to the same quarter of last year. However, if we compare personnel expenses excluding costs due to stock compensation and retirement plan changes, and focus only on those we consider related to the elimination of field calls, the saving is much more significant. Eliminating field calls reduces our payroll costs, overtime, health insurance (as lower headcount), workers’ compensation and mileage reimbursement costs. Our payroll costs are down $0.86MM for Q3 and $3.99MM year-to-date. Our overtime costs are down $0.25MM for Q3 and $1.15MM year-to-date. Our personnel related insurance is down $0.36MM for Q3 and $0.33MM year-to-date. Our mileage costs are down $0.36MM for Q3 and $1.54MM year-to-date. The total of these savings year-to-date is only $0.4MM greater than the total increase in our chargeoffs.

We also believe that while it may take time to materialize, we can continue to reduce our personnel costs over time.  The elimination of field calls allows more time to be spent at the branch level focusing on beneficial performance issues, such as better ability to hire, providing more branch personnel time to focus on selling and training, as well as building cohesive office teams who spend more time together as a unit.

Mexico:

Our Mexico business has had another very good quarter. Gross loans in Mexico increased 5.1% in US dollars. However, gross loans in Mexico increased 25.6% in Mexican pesos. VIVA, our payroll-deductible business, continues to grow strongly, and our penetration in this business is fairly low. Therefore, we believe there continues to be a long runway for growth of this business.  We continue to closely monitor late payments from a few specific unions and to diversify our union base in order to limit exposure in any one specific union or state. Overall in Mexico, we increased our volume (number of originations) by 13.8% in Q3 compared to the same quarter a year ago, improving new & former customer additions as well as refinancings.

Line of credit from bank group:

Our line of credit is currently $460MM and, during our growth season, we did not have any restriction in our ability to grow due to this credit limit. The line of credit will reduce to $370MM on June 15, 2017. Given that in the fourth quarter, we experience a seasonal net reduction in credit as our customers traditionally pay back loans post-Christmas and in tax season, we do not foresee any constraints on our growth due to this reduction in our line of credit and, in fact, expect to reduce our borrowing to well below the maximum by the end of Q4. Our current debt to equity ratio is 0.9:1. We consider 2:1 to already be a conservative level. Our debt to equity ratio is expected to decrease further as we continue to pay down our debt in Q4. Based on historical payment rates, we expect our debt will be well below $300MM by March 31, 2017.

REGULATORY ENVIRONMENT

New Department of Labor Law on overtime pay:

Although this law has not become effective, we decided to continue with the change in employment practices that we had already put in place in order to conform to it. The new law that would require any employee earning under $47,476 base salary to receive overtime pay would affect the majority of our branch managers. We do not expect that the changes we have made (including additional part-time hires in order to limit overtime costs) will lead to a long-term increase in personnel costs.

CFPB:

Regarding proposed regulations from the CFPB on small dollar lending, as the proposal stands at present, we believe that the effect on our business practices will be fairly limited, though we will not be able to determine that conclusively until / if the final new regulations come into existence. With the change in government leadership, it is unclear on the expected timetable for these regulations to be issued. Regarding the CID issued to World in March of 2014, we have no further information to add.

IN SUMMARY

We are pleased with our operational improvements, bringing in more new and former borrowers than a year earlier, increasing the credit quality of those new customers, making cautious loans to new customers, improving the growth in our ledger, and significantly increasing our strength in digital channels. We have a strong focus on reducing delinquencies and chargeoffs, as well as continuing to improve our marketing and underwriting strategies. We look forward to continuing to improve our operating metrics in the next quarter and beyond.